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OCUGEN, INC.

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Ocugen Inc. Announces the Cancellation of Stockholder Meeting Previously
Adjourned to 11:00 a.m. Eastern Time on January 13, 2021

MALVERN, PA, January 12, 2021 (GLOBE NEWSWIRE)- Ocugen, Inc. (NASDAQ: OCGN), a biopharmaceutical company focused on discovering, developing, and commercializing gene therapies to cure blindness diseases and developing a vaccine to fight COVID-19, today announced it has determined to withdraw from stockholder consideration Item 2 set forth in its Definitive Proxy Statement filed with the Securities and Exchange Commission on October 30, 2020, with respect to an increase in the number of shares of common stock authorized for issuance under the Company’s Sixth Amended and Restated Certificate of Incorporation. As a result, the Company has determined to cancel the reconvening of its annual meeting of stockholders, which was previously adjourned solely with respect to Item 2 to 11:00 a.m. Eastern Time on January 13, 2021. All other items set forth in the Company’s Definitive Proxy Statement were submitted to stockholder vote at the Company’s annual meeting of stockholders on December 23, 2020. The Company plans to re-evaluate the details of Item 2 in light of the recent potential addition of COVAXIN™ to its pipeline as well as its compliance with Nasdaq’s Listing Rule 5550(a)(2).

About Ocugen, Inc.

Ocugen, Inc. is a biopharmaceutical company focused on discovering, developing, and commercializing gene therapies to cure blindness diseases and developing a vaccine to fight COVID-19. Our breakthrough modifier gene therapy platform has the potential to treat multiple retinal diseases with one drug – “one to many,” and our novel biologic product candidate aims to offer better therapy to patients with underserved diseases such as wet age-related macular degeneration, diabetic macular edema, and diabetic retinopathy. For more information, please visit www.ocugen.com.

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This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from our current expectations. These and other risks and uncertainties are more fully described in our periodic filings with the Securities and Exchange Commission (the “SEC”), including the risk factors described in the section entitled “Risk Factors” in the quarterly and annual reports that we file with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. Except as required by law, we assume no obligation to update forward-looking statements contained in this press release whether as a result of new information, future events or otherwise, after the date of this press release.

Corporate Contact:

Ocugen, Inc.

Sanjay Subramanian

Chief Financial Officer

IR@Ocugen.com

Media Contact:

LaVoieHealthScience

Emmie Twombly

etwombly@lavoiehealthscience.com

+1 857-389-6042